SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated September 28, 2011, entitled-Proteonomix, Inc. (PROT) Notes Progress Toward Clinical Trial of UMK-121

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Notes Progress Toward Clinical Trial of UMK-121

MOUNTAINSIDE, NJ--(Marketwire - Sep 28, 2011) - PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that it has made substantial progress in arranging the clinical trial of its stem cell treatment for patients awaiting liver transplant to overcome End Stage Liver Disease ("ESLD").

Michael Cohen, President of the Company, stated: "We continue to make steady and increasingly rapid progress toward the commencement of our trial of UMK-121. Our partner in the potential clinical trial has moved forward with regulatory matters that are a necessary prerequisite to the commencement of the trial and we expect to announce further developments in the fourth quarter of this year."

Mr. Cohen continued: "We have identified the marketing targets for UMK-121 in the United States and the movement toward therapeutic use is expected to follow on rapidly after a successful clinical trial."

Dr. Ian McNiece, Proteonomix Chief Scientific Officer, noted: “Our UMK-121 pharmaceutical therapy is advancing toward clinical trials in ESLD ("End Stage Liver Disease") patients. The Company hopes to provide more information on this product in the early part of the fourth quarter. The Company is working diligently to advance this product line into a clinical trial."

About Proteonomix, Inc.:
Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:
Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: September 28, 2011

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer